Exhibit 99.1

For Immediate Release:	January 26, 2016

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 mshaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 ajeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES FOURTH QUARTER EARNINGS, PORTFOLIO PURCHASES,
NEW SHARE REPURCHASE AUTHORIZATION,
AND QUARTERLY DIVIDEND

GLASTONBURY, Conn., January 26, 2016 – United Financial Bancorp, Inc. (“United Financial” or the “Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the “Bank”), today announced results for the quarter ended December 31, 2015.

The Company had net income of $9.9 million, or $0.20 per diluted share, for the quarter ended December 31, 2015, compared to net income for the linked quarter of $13.4 million, or $0.27 per diluted share. Operating net income for the fourth quarter of 2015 was $11.3 million (Non-GAAP), or $0.23 per diluted share, compared to $10.9 million, or $0.22 per diluted share for the linked quarter. Operating net income for the fourth quarter was adjusted for purchase accounting benefits, bank owned life insurance proceeds, net gain on sale of securities, separation expenses related to the previously announced departure of our Chief Operating Officer ("COO"), and fees associated with the acquisition of loan portfolios during the quarter. The Company reported net income of $1.4 million, or $0.03 per diluted share, for the quarter ended December 31, 2014.

Late in the fourth quarter of 2015, the Company completed the acquisition of a specialty marine finance portfolio and a 13 person team supporting the origination and underwriting of floor plan loans on select premium global marine manufacturers and resulting retail end loans. The specialty marine portfolio totaled $171.8 million at December 31, 2015. Also late in the quarter, the Company completed two additional consumer portfolio purchases totaling $158.7 million which supports the Company’s efforts to geographically diversify credit exposure and shift the composition of the loan portfolio into favorable consumer products with more favorable risk adjusted returns.

Net income for the year ended December 31, 2015 was $49.6 million, or $1.00 per diluted share, and increased from $6.8 million or $0.16 per diluted share for the year ended December 31, 2014. Operating net income of $44.2 million (Non-GAAP), or $0.90 per diluted share for the year ended December 31, 2015 increased from $26.7 million, or $0.62 per diluted share for the year ended December 31, 2014. Adjustments to operating net income from GAAP net income for 2014 are largely related to the merger costs and are itemized in the reconciliation of non-GAAP measures.

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“I am pleased to announce the establishment of LH-Finance, a division of United Bank, a specialty marine finance business unit based in Baltimore, Maryland, which will originate and underwrite floor plan loans on premium global marine manufacturers and resulting retail loans,” stated William H. W. Crawford, IV, Chief Executive Officer of the Company and the Bank. “In addition to the specialty marine portfolio and team lift out, the Company closed on two consumer portfolios with attractive risk adjusted yields. Our fourth quarter results were impacted by non-recurring expenses associated with the three portfolio purchases and the previously disclosed elimination of the COO position and related severance."

"For 2015, the Company's return on average assets ("ROA") was 0.87%, and return on average equity ("ROE") was 8.08%, resulting from strong commercial loan growth, and consistent mortgage banking activity. Looking forward to 2016, we expect to continue to show improvement of operating pre-tax, pre-provision revenue as it relates to average assets through organic growth and expense management, as well as continuing to shift the overall consumer portfolio composition to more favorable risk adjusted returns," added Mr. Crawford. "At United, people are our competitive advantage and I want to personally thank each one of them for their hard work in making 2015 a great year for the Bank and for their continued support in the communities we serve."

Financial Highlights

•	Achieved record operating net income of $11.3 million for quarter ended December 31, 2015

•	Commercial loan growth $87 million or 13% annualized; commercial business loan growth $26 million or 18% annualized

•	DDA growth 32% annualized

•	$326 million of loan portfolio purchases

•	Specialty marine team lift out completed

•	Operating Non-Interest Expense/Average Assets (NIE/AA) of 2.13% for the quarter (annualized) and 2.17% for full year 2015

Earnings Results

The Company reported quarterly net income of $9.9 million, or $0.20 per diluted share, and ROA of 0.66% in the fourth quarter of 2015. Interest income totaled $49.7 million in the fourth quarter of 2015 and increased by $89,000, or 0.2%, in comparison to the linked quarter. Earning assets grew by $375.5 million, or 7%, during the quarter driven by the aforementioned portfolio purchases late in the quarter, while average interest-earning assets increased by $242.5 million, or 4%, from the linked quarter due primarily to three consecutive quarters of strong commercial loan growth. Compared to the linked quarter, interest expense increased by $1.0 million, or 13%, to $9.0 million for the fourth quarter of 2015. This interest expense increase was driven by the $119.3 million increase in average Federal Home Loan Bank advances and other borrowings, coupled with a 5 basis point increase in the cost of interest-bearing deposits. Interest expense on deposits increased by $480,000, while average interest-bearing deposit balances increased by $50.6 million and average non-interest bearing deposit balances increased by $27.2 million from the linked quarter.

The GAAP tax equivalent net interest margin for the fourth quarter of 2015 decreased by 18 basis points to 3.02% compared to 3.20% for the linked quarter. The yields on interest-earning assets decreased by 13 basis points in the fourth quarter of 2015 to 3.66% as compared to the linked quarter, largely reflective of the reduced benefit of purchase accounting loan accretion. Additionally, the Company continues to experience strong execution of interest rate swaps. The result of these loan-level hedges is that the Company originates more variable rate loans with lower yields; however, greater fee income is recognized at the time of the swap

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origination. The increase in the interest-bearing cost of funds of six basis points, to 0.77%, was attributable to an increase of 17 basis points in the cost of Federal Home Loan Bank advances driven by the duration extension of wholesale funding, coupled with an increase of five basis points in the cost of interest bearing liabilities. The increase in the cost of interest bearing liabilities was driven by an increase of 12 basis points in the cost of certificates of deposit relating to a reduced purchase accounting benefit, while the cost of NOW and money market balances decreased by three basis points and the cost of savings balances decreased by one basis point. The operating net interest margin, which excludes the impact of purchase accounting adjustments, increased by 1 basis point to 2.90% in the fourth quarter of 2015 from 2.89% in the linked quarter.

The net benefit to interest income in the fourth quarter of 2015 from accretion of purchase accounting adjustments totaled $718,000, a 74% decrease from $2.8 million recognized in the linked quarter. The decline between the two quarters reflects the decreased impact of loan purchase accounting marks. Interest expense benefited from net accretion of discounts totaling $899,000 in the fourth quarter of 2015, a 31% decrease from $1.3 million recognized in the linked quarter. The decrease in the interest expense benefit was due to a notably lower level of maturities related to time deposits in the fourth quarter of 2015 as compared to the linked quarter.

The provision for loan losses increased by 16%, or $528,000, to $3.8 million for the quarter ended December 31, 2015 compared to $3.3 million for the linked quarter due to growth of the covered portfolio for the current period as compared to the linked quarter, primarily from commercial loans. The level of non-covered portfolio expansion results from an increase in the purchased loan portfolios that were recorded at fair market value. Net charge-offs for the fourth quarter of 2015 decreased by $551,000 to $724,000, or 0.06% annualized as a percentage of average loans outstanding, from $1.3 million, or 0.12% annualized as a percentage of average loans outstanding, in the linked quarter. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

Total non-interest income increased by $645,000, or 8%, to $8.5 million for the quarter ended December 31, 2015 from $7.8 million in the linked quarter. The most significant factors attributing to the increase in the fourth quarter's non-interest income were the $359,000 increase in gain on sale of securities, and the $605,000 increase in other income driven by a positive adjustment to loan level hedge valuations due to higher long term interest rates, offset by a $323,000 decline in mortgage banking activities income due to expected seasonality of mortgage production in the fourth quarter. The mortgage servicing rights valuation increased by $1.1 million as compared to the linked quarter.

Non-interest income in the fourth quarter of 2015 includes the recognition of a $799,000 loss related to limited partnership investments, and is consistent with the linked quarter. The loss correlates with the utilization of tax benefits and is more than offset in the tax provision for both the fourth quarter of 2015 and the linked quarter.

Non-Interest Expense

Non-interest expense for the quarter ended December 31, 2015 totaled $35.3 million and increased by $3.4 million, or 11%, from the linked quarter. The increase was the result of several non-recurring items including expenses associated with the previously disclosed executive departure, and investment banking fees recognized in the quarter associated with the portfolio purchases. Cumulatively, this added $3.4 million of pre-tax expense in the quarter that the Company considers non-recurring. The Company's cost structure

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continues to be favorable with non-interest expense as a percentage of average assets reported at 2.25% and operating non-interest expense as a percentage of average assets reported at 2.17% for the full year ended December 31, 2015. Salaries and benefits increased by $314,000 from the linked quarter due to staffing related to the on-boarding of the specialty marine finance unit, investments made in our payment operations area to support cash management and debit card fraud prevention monitoring, investments made in our information security unit and compliance, and producers in our wealth management division. Service bureau fees declined $214,000 due to a decrease in expenses related to issuing EMV chip cards in the linked quarter that were not recurring in the current period. Occupancy and equipment expenses increased $499,000 due in part to lease negotiation termination benefits realized in the linked quarter. Professional fees increased $1.5 million from the linked quarter which includes the aforementioned investment banking fees paid in connection to the loan portfolio purchases. Other expenses declined $393,000 from the linked quarter due to lower debit card fraud losses and lower expenses associated with loan level hedge activity. Excluding the noted expenses pertaining to the executive separation and loan portfolio acquisition totaling $3.4 million, non-interest expense was flat in comparison to the linked quarter.

Business Line Discussions

Commercial Banking

Total commercial loans increased by $84 million, or 13% annualized, during the fourth quarter of 2015. For the quarter ended December 31, 2015, commercial loan activity was comprised of an increase in the commercial real estate portfolio of $74 million, or 4%, and an increase in the commercial business portfolio of $26 million, or 5%, offset by a decrease in the commercial construction portfolio of $17 million, or 12%. Commercial banking profitability was augmented by continued loan level hedging fee income which was $2.3 million and $2.4 million for the quarters ended December 31, 2015 and September 30, 2015, respectively. The Company has been able to successfully meet the customer preference for fixed rate loans in this low interest rate environment while prudently managing interest rate risk and increasing fee income.

In the quarter ending December 31, 2015, total commercial deposits declined $41 million, or 5%, due to expected seasonality in our municipal businesses; however, total transaction accounts, which include demand deposits and NOW accounts, increased $17 million, or 6% . In the year ending December 31, 2015, total commercial deposits grew $94 million, or 14%, of which transaction accounts increased $53 million, or 22%.

Consumer Lending

In the fourth quarter of 2015, the Company produced residential mortgage originations of $146 million, reflecting expected seasonality in the final quarter of the year. In 2015, residential mortgage originations totaled $706 million, an increase of $327 million, or 87%, from $378 million in the prior year. Purchase mortgage activity represented 66% of the production during the fourth quarter of 2015, and 37% of the quarter's production was comprised of adjustable rate mortgages. For the full year of 2015, 58% of the production represented purchase activity and 35% of production was comprised of adjustable rate mortgages. The Company sold residential mortgage loans totaling $119 million during the fourth quarter of 2015, and $404 million during the full year of 2015.

Funding & Deposits

Deposits totaled $4.44 billion at December 31, 2015 and increased by $174 million, or 4%, from $4.26 billion at September 30, 2015, reflecting a $49 million, or 8%, increase in non-interest bearing deposits and a $125 million, or 3% increase in interest bearing deposits. The cost of total interest bearing deposits increased by

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five basis points to 0.63% in the quarter ending December 31, 2015 from 0.58% in the linked quarter, primarily due to the increased cost of time deposits. Money market account specials expiring and seasonal increases in lower cost municipal money market deposits both drove down the cost of money market accounts during the fourth quarter of 2015, while maturities of acquired time deposits decreased the benefit of purchase accounting in the fourth quarter of 2015 relative to the linked period as well as selected promotional pricing to extend the duration of the time deposit portfolio.

Asset Quality

Non-performing assets increased by $1.5 million to $38.6 million at December 31, 2015 from $37.1 million at September 30, 2015. The ratio of non-performing assets to total assets as compared to the linked quarter remained largely unchanged at 0.62% at December 31, 2015. The allowance for loan losses as a percentage of total covered loans outstanding increased to 1.07% at December 31, 2015 from 1.04% at September 30, 2015. The Company maintains a disciplined approach to asset quality and will not match extremely favorable pricing or underwriting and structure pressures from competitor banks if those considerations do not meet the Company's asset quality and return standards.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on February 5, 2016 and payable on February 18, 2016. This dividend equates to a 3.59% annualized yield based on the $13.38 average closing price of the Company’s common stock in the fourth quarter of 2015. The Company has paid dividends for 39 consecutive quarters.

Tangible Book Value

Tangible book value per share increased to $10.07 at December 31, 2015 from $10.06 at September 30, 2015, primarily due to the impact of the Company’s net income of $9.9 million and awards granted under the 2015 Omnibus Stock Incentive Plan in the fourth quarter. These increases were partially offset by the cash dividend payment to shareholders of $0.12 per share. Book value per share at December 31, 2015 was $12.53.

Capital Management

The Company reported Tangible Common Equity ("TCE") of $503 million, or 8.43% of average assets, at December 31, 2015. The Company obtained approval for and initiated a third buyback plan on October 15, 2014. Under this plan, the Company was authorized to repurchase up to 2,566,283 shares, or 5% of the outstanding shares at the time the plan was approved and had a remaining authorization to purchase an additional 254,394 shares.  On January 26, 2016, the Company’s Board of Directors approved a fourth share repurchase plan authorizing the Company to repurchase up to 2.5% of outstanding shares, or 1,248,536 shares. In connection with this authorization, the third share repurchase program was suspended and the remaining shares are no longer available for repurchase. The Company did not repurchase any shares during the quarter ended December 31, 2015.  The Company anticipates leveraging its capital through organic loan growth.

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, January 27, 2016 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s fourth quarter results. Those wishing to participate in the call may dial toll-free 1-888-339-0797. A telephone replay of the call will be available through February 11, 2016

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by calling 1-877-344-7529 and entering conference number 10078748. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. On April 30, 2014, United Bank and Rockville Bank completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states. Through the merger, Rockville Financial, Inc. completed the acquisition of United Financial Bancorp, Inc. The combined Company, known as United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK”. At December 31, 2015, the Company had $6.2 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device.

To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(In Thousands, Except Share Data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Interest and dividend income:
Loans	$41,751	$40,682	$165,409	$133,011
Securities-taxable interest	5,092	5,303	20,039	16,367
Securities-non-taxable interest	2,001	1,794	8,354	5,113
Securities-dividends	809	409	2,363	1,302
Interest-bearing deposits	61	21	180	86
Total interest and dividend income	49,714	48,209	196,345	155,879
Interest expense:
Deposits	5,799	4,265	21,442	13,559
Borrowed funds	3,222	2,052	10,321	4,448
Total interest expense	9,021	6,317	31,763	18,007
Net interest income	40,693	41,892	164,582	137,872
Provision for loan losses	3,780	4,333	13,005	9,496
Net interest income after provision for loan losses	36,913	37,559	151,577	128,376
Non-interest income:
Service charges and fees	5,606	4,330	21,040	13,509
Net gain (loss) from sales of securities	300	(59)	939	1,228
Income from mortgage banking activities	1,934	434	9,552	3,203
Bank-owned life insurance	1,059	897	3,616	3,042
Net loss on limited partnership investments	(799)	(2,048)	(3,136)	(4,224)
Other income (loss)	363	(553)	476	(153)
Total non-interest income	8,463	3,001	32,487	16,605
Non-interest expense:
Salaries and employee benefits	17,308	16,758	67,469	59,332
Service bureau fees	1,614	2,304	6,728	8,179
Occupancy and equipment	3,842	5,653	15,442	13,239
Professional fees	3,037	1,297	6,317	3,662
Marketing and promotions	478	1,420	2,321	2,296
FDIC insurance assessments	1,041	818	3,692	2,553
Other real estate owned	35	223	237	792
Core deposit intangible amortization	433	481	1,796	1,283
Merger related expense	1,575	10,136	1,575	36,918
Other	5,942	5,986	22,618	16,178
Total non-interest expense	35,305	45,076	128,195	144,432
Income (loss) before income taxes	10,071	(4,516)	55,869	549
Provision (benefit) for income taxes	169	(5,937)	6,229	(6,233)
Net income	$9,902	$1,421	$49,640	$6,782

Net income per share:
Basic	$0.20	$0.03	$1.01	$0.16
Diluted	$0.20	$0.03	$1.00	$0.16
Weighted-average shares outstanding:
Basic	49,160,925	50,329,002	48,912,807	42,829,094
Diluted	49,621,935	51,086,811	49,385,566	43,269,517

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Interest and dividend income:
Loans	$41,751	$41,878	$41,253	$40,527	$40,682
Securities-taxable interest	5,092	4,907	4,771	5,269	5,303
Securities-non-taxable interest	2,001	2,080	2,181	2,092	1,794
Securities-dividends	809	708	472	374	409
Interest-bearing deposits	61	52	34	33	21
Total interest and dividend income	49,714	49,625	48,711	48,295	48,209
Interest expense:
Deposits	5,799	5,319	5,584	4,740	4,265
Borrowed funds	3,222	2,663	2,224	2,212	2,052
Total interest expense	9,021	7,982	7,808	6,952	6,317
Net interest income	40,693	41,643	40,903	41,343	41,892
Provision for loan losses	3,780	3,252	4,462	1,511	4,333
Net interest income after provision for loan losses	36,913	38,391	36,441	39,832	37,559
Non-interest income:
Service charges and fees	5,606	5,960	5,643	3,831	4,330
Net gain (loss) from sales of securities	300	(59)	360	338	(59)
Income from mortgage banking activities	1,934	2,257	2,990	2,371	434
Bank-owned life insurance	1,059	893	830	834	897
Net loss on limited partnership investments	(799)	(991)	(916)	(430)	(2,048)
Other income (loss)	363	(242)	464	(109)	(553)
Total non-interest income	8,463	7,818	9,371	6,835	3,001
Non-interest expense:
Salaries and employee benefits	17,308	16,994	16,595	16,572	16,758
Service bureau fees	1,614	1,828	1,466	1,820	2,304
Occupancy and equipment	3,842	3,343	3,799	4,458	5,653
Professional fees	3,037	1,581	782	917	1,297
Marketing and promotions	478	587	620	636	1,420
FDIC insurance assessments	1,041	750	823	1,078	818
Other real estate owned	35	25	62	115	223
Core deposit intangible amortization	433	433	449	481	481
Merger related expense	1,575	—	—	—	10,136
Other	5,942	6,335	5,761	4,580	5,986
Total non-interest expense	35,305	31,876	30,357	30,657	45,076
Income (loss) before income taxes	10,071	14,333	15,455	16,010	(4,516)
Provision (benefit) for income taxes	169	952	2,123	2,985	(5,937)
Net income	$9,902	$13,381	$13,332	$13,025	$1,421

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(In Thousands)
(Unaudited)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents:
Cash and due from banks	$47,602	$38,534	$44,482	$43,348	$43,416
Short-term investments	47,574	59,776	40,043	46,013	43,536
Total cash and cash equivalents	95,176	98,310	84,525	89,361	86,952
Available for sale securities – At fair value	1,059,169	1,080,393	1,061,927	1,094,229	1,053,011
Held to maturity securities – At amortized cost	14,565	14,715	14,992	15,204	15,368
Loans held for sale	10,136	13,511	28,017	13,002	8,220
Loans receivable, net of allowance for loan losses	4,587,062	4,185,032	4,048,770	3,884,067	3,877,063
Federal Home Loan Bank of Boston stock, at cost	51,196	40,814	37,061	34,006	31,950
Accrued interest receivable	15,740	15,477	14,777	14,958	14,212
Deferred tax asset, net	33,094	31,554	31,822	29,956	33,833
Premises and equipment, net	54,779	55,919	57,131	57,718	57,665
Goodwill	115,281	115,281	115,265	115,232	115,240
Core deposit intangible asset	7,506	7,939	8,372	8,821	9,302
Cash surrender value of bank-owned life insurance	125,101	125,186	124,287	123,456	122,622
Other real estate owned	755	258	227	1,711	2,239
Other assets	58,981	58,633	53,517	49,429	49,132
Total assets	$6,228,541	$5,843,022	$5,680,690	$5,531,150	$5,476,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$672,008	$622,535	$610,279	$598,157	$602,359
Interest-bearing	3,765,063	3,640,436	3,571,972	3,558,958	3,432,952
Total deposits	4,437,071	4,262,971	4,182,251	4,157,115	4,035,311
Mortgagors’ and investor escrow accounts	13,526	8,108	15,168	8,815	13,004
Federal Home Loan Bank advances and other borrowings	1,099,020	893,865	825,963	707,318	777,314
Accrued expenses and other liabilities	53,403	56,626	45,313	47,779	48,772
Total liabilities	5,603,020	5,221,570	5,068,695	4,921,027	4,874,401
Total stockholders’ equity	625,521	621,452	611,995	610,123	602,408
Total liabilities and stockholders’ equity	$6,228,541	$5,843,022	$5,680,690	$5,531,150	$5,476,809

F - 3

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Share Data:
Basic net income per share	$0.20	$0.27	$0.27	$0.27	$0.03
Diluted net income per share	0.20	0.27	0.27	0.26	0.03
Dividends declared per share	0.12	0.12	0.12	0.10	0.10
Key Statistics:
Total revenue	$49,156	$49,461	$50,274	$48,178	$44,893
Total non-interest expense	35,305	31,876	30,357	30,657	45,076
Average earning assets	5,575,297	5,332,758	5,112,581	5,084,717	4,969,225
Key Ratios:
Return on average assets (annualized)	0.66%	0.93%	0.96%	0.95%	0.11%
Return on average equity (annualized)	6.35%	8.68%	8.69%	8.63%	0.90%
Tax-equivalent net interest margin (annualized)	3.02%	3.20%	3.30%	3.37%	3.44%
Residential Mortgage Production:
Dollar volume (total)	$146,271	$187,926	$203,433	$168,023	$121,886
Mortgages originated for purchases	95,927	131,609	115,286	64,108	74,171
Loans sold	119,289	123,316	93,972	67,377	39,489
Income from mortgage banking activities	1,934	2,257	2,990	2,371	434
Non-performing Assets:
Residential real estate	$13,979	$14,577	$12,377	$12,527	$12,387
Commercial real estate	11,504	11,581	10,989	12,056	10,663
Construction	2,808	1,604	1,334	1,686	611
Commercial business	3,898	4,475	5,315	4,349	4,872
Installment and collateral	2	3	13	13	25
Non-accrual loans	32,191	32,240	30,028	30,631	28,558
Troubled debt restructured – non-accruing	5,611	4,605	5,346	5,034	3,800
Total non-performing loans	37,802	36,845	35,374	35,665	32,358
Other real estate owned	755	258	227	1,711	2,239
Total non-performing assets	$38,557	$37,103	$35,601	$37,376	$34,597
Non-performing loans to total loans	0.82%	0.88%	0.87%	0.91%	0.83%
Non-performing assets to total assets	0.62%	0.63%	0.63%	0.68%	0.63%
Allowance for loan losses to non-performing loans	89.64%	83.68%	81.57%	70.93%	76.67%
Allowance for loan losses to total loans	0.73%	0.73%	0.71%	0.65%	0.64%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.37%	2.22%	2.19%	2.23%	3.35%
Efficiency ratio (2)	62.20%	61.20%	57.36%	60.82%	66.48%
Cost of funds (annualized) (3)	0.68%	0.63%	0.64%	0.57%	0.54%
Total revenue growth rate	(0.62)%	(1.62)%	4.35%	7.32%	(2.97)%
Total revenue growth rate (annualized)	(2.47)%	(6.47)%	17.40%	29.27%	(11.90)%
Average earning asset growth rate	4.55%	4.31%	0.55%	2.32%	3.14%
Average earning asset growth rate (annualized)	18.19%	17.23%	2.19%	9.30%	12.56%
Return on average tangible common equity (annualized)	8.14%	11.08%	11.12%	11.13%	1.37%
Pre-provision net revenue to average assets (4)	0.96%	1.38%	1.56%	1.36%	1.16%
Operating pre-provision net revenue to average assets	1.03%	0.96%	1.19%	1.03%	0.72%

(1)
Non-GAAP Ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)
The efficiency ratio represents the ratio of non-interest expense before other real estate owned expense, amortization of intangibles, and goodwill impairment as a percent of net interest income (fully taxable equivalent) and non-interest income, excluding gains from securities transactions, losses on partnerships and nonrecurring items.

F - 4

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

(4)	The pre-provision net revenue to average assets ratio represents the ratio of net interest income, on a fully tax-equivalent basis, fees and other non-interest income, as a percent of average assets.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,555,950	$12,912	3.32%	$1,403,045	$12,296	3.51%
Commercial real estate	1,950,133	20,228	4.12	1,665,230	19,538	4.65
Construction	179,684	1,760	3.89	162,823	2,406	5.86
Commercial business	604,976	6,288	4.12	618,429	6,380	4.09
Installment and collateral	74,131	968	5.22	8,483	62	2.94
Investment securities	1,129,522	9,007	3.19	1,078,162	8,498	3.15
Other earning assets	80,901	61	0.30	33,053	21	0.25
Total interest-earning assets	5,575,297	51,224	3.66	4,969,225	49,201	3.94
Allowance for loan losses	(31,968)			(23,353)
Non-interest-earning assets	422,145			434,559
Total assets	$5,965,474			$5,380,431
Interest-bearing liabilities:
NOW and money market	$1,533,823	$1,826	0.47%	$1,309,691	$1,024	0.31%
Savings	517,219	71	0.05	549,209	100	0.07
Certificates of deposit	1,619,038	3,902	0.96	1,545,452	3,141	0.81
Total interest-bearing deposits	3,670,080	5,799	0.63	3,404,352	4,265	0.50
Federal Home Loan Bank advances	797,484	1,805	0.90	469,194	589	0.50
Other borrowings	163,974	1,417	3.43	205,057	1,463	2.85
Total interest-bearing liabilities	4,631,538	9,021	0.77	4,078,603	6,317	0.62
Non-interest-bearing deposits	637,481			616,618
Other liabilities	72,902			53,786
Total liabilities	5,341,921			4,749,007
Stockholders’ equity	623,553			631,424
Total liabilities and stockholders’ equity	$5,965,474			$5,380,431
Net interest-earning assets	$943,759			$890,622
Tax-equivalent net interest income		42,203			42,884
Tax-equivalent net interest rate spread			2.89%			3.32%
Tax-equivalent net interest margin			3.02%			3.44%
Average interest-earning assets to average interest-bearing liabilities			120.38%			121.84%
Less tax-equivalent adjustment		1,510			992
Net interest income		$40,693			$41,892

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2015			September 30, 2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,555,950	$12,912	3.32%	$1,539,362	$12,931	3.36%
Commercial real estate	1,950,133	20,228	4.12	1,816,122	18,901	4.13
Construction	179,684	1,760	3.89	173,355	1,952	4.47
Commercial business	604,976	6,288	4.12	612,909	8,044	5.21
Installment and collateral	74,131	968	5.22	4,265	50	4.67
Investment securities	1,129,522	9,007	3.19	1,123,005	8,843	3.15
Other earning assets	80,901	61	0.30	63,740	52	0.33
Total interest-earning assets	5,575,297	51,224	3.66	5,332,758	50,773	3.79
Allowance for loan losses	(31,968)			(29,901)
Non-interest-earning assets	422,145			449,311
Total assets	$5,965,474			$5,752,168
Interest-bearing liabilities:
NOW and money market	$1,533,823	$1,826	0.47%	$1,500,449	$1,874	0.50%
Savings	517,219	71	0.05	527,430	82	0.06
Certificates of deposit	1,619,038	3,902	0.96	1,591,618	3,363	0.84
Total interest-bearing deposits	3,670,080	5,799	0.63	3,619,497	5,319	0.58
Federal Home Loan Bank advances	797,484	1,805	0.90	695,208	1,276	0.73
Other borrowings	163,974	1,417	3.43	146,936	1,387	3.75
Total interest-bearing liabilities	4,631,538	9,021	0.77	4,461,641	7,982	0.71
Non-interest-bearing deposits	637,481			610,253
Other liabilities	72,902			63,620
Total liabilities	5,341,921			5,135,514
Stockholders’ equity	623,553			616,654
Total liabilities and stockholders’ equity	$5,965,474			$5,752,168
Net interest-earning assets	$943,759			$871,117
Tax-equivalent net interest income		42,203			42,791
Tax-equivalent net interest rate spread			2.89%			3.08%
Tax-equivalent net interest margin			3.02%			3.20%
Average interest-earning assets to average interest-bearing liabilities			120.38%			119.52%
Less tax-equivalent adjustment		1,510			1,148
Net interest income		$40,693			$41,643

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Year Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,508,370	$50,859	3.37%	$1,134,890	$39,537	3.48%
Commercial real estate	1,776,407	77,710	4.37	1,365,059	65,044	4.76
Construction	172,257	7,942	4.61	106,291	7,469	7.03
Commercial business	610,424	29,093	4.77	492,035	20,549	4.18
Installment and collateral	22,599	1,107	4.90	10,147	412	4.06
Investment securities	1,127,144	35,370	3.14	833,402	25,607	3.07
Other earning assets	60,956	181	0.30	35,842	86	0.24
Total interest-earning assets	5,278,157	202,262	3.83	3,977,666	158,704	3.99
Allowance for loan losses	(28,483)			(21,192)
Non-interest-earning assets	444,518			329,652
Total assets	$5,694,192			$4,286,126
Interest-bearing liabilities:
NOW and money market	$1,470,459	$7,183	0.49%	$1,109,625	$3,293	0.30%
Savings	529,659	319	0.06	418,091	437	0.10
Certificates of deposit	1,577,739	13,940	0.88	1,218,782	9,829	0.81
Total interest-bearing deposits	3,577,857	21,442	0.60	2,746,498	13,559	0.49
Federal Home Loan Bank advances	664,665	4,749	0.71	344,218	2,326	0.68
Other borrowings	162,419	5,572	3.43	127,381	2,122	1.67
Total interest-bearing liabilities	4,404,941	31,763	0.72	3,218,097	18,007	0.56
Non-interest-bearing deposits	605,112			503,398
Other liabilities	69,646			34,482
Total liabilities	5,079,699			3,755,977
Stockholders’ equity	614,493			530,149
Total liabilities and stockholders’ equity	$5,694,192			$4,286,126
Net interest-earning assets	$873,216			$759,569
Tax-equivalent net interest income		170,499			140,697
Tax-equivalent net interest rate spread			3.11%			3.43%
Tax-equivalent net interest margin			3.23%			3.54%
Average interest-earning assets to average interest-bearing liabilities			119.82%			123.60%
Less tax-equivalent adjustment		5,917			2,825
Net interest income		$164,582			$137,872

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended					Years Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income	$9,902	$13,381	$13,332	$13,025	$1,421	$49,640	$6,782
Adjustments:
Net interest income	(1,617)	(4,092)	(3,512)	(3,432)	(3,421)	(12,653)	(12,197)
Non-interest income	(519)	59	(360)	(338)	729	(1,158)	(558)
Non-interest expense	3,586	244	454	486	12,513	4,770	40,105
Income tax (benefit)expense	(65)	1,326	1,196	1,152	(2,926)	3,609	(7,403)
Net adjustment	1,385	(2,463)	(2,222)	(2,132)	6,895	(5,432)	19,947
Total operating net income	$11,287	$10,918	$11,110	$10,893	$8,316	$44,208	$26,729
Total net interest income	$40,693	$41,643	$40,903	$41,343	$41,892	$164,582	$137,872
Adjustments:
Impact from purchase accounting fair value marks:
Accretion of loan mark	(718)	(2,787)	(2,194)	(1,871)	(1,543)	(7,570)	(6,665)
Accretion of deposit mark	444	841	845	1,079	1,276	3,209	3,908
Accretion of borrowings mark	455	464	473	482	602	1,874	1,624
Net adjustment	(1,617)	(4,092)	(3,512)	(3,432)	(3,421)	(12,653)	(12,197)
Total operating net interest income	$39,076	$37,551	$37,391	$37,911	$38,471	$151,929	$125,675
Total non-interest income	$8,464	$7,818	$9,371	$6,835	$3,001	$32,488	$16,605
Adjustments:
Net (gain) loss on sales of securities	(300)	59	(360)	(338)	59	(939)	(1,228)
Loss on fixed assets - branch optimization	—	—	—	—	670	—	670
BOLI claim benefit	(219)	—	—	—	—	(219)	—
Net adjustment	(519)	59	(360)	(338)	729	(1,158)	(558)
Total operating non-interest income	7,945	7,877	9,011	6,497	3,730	31,330	16,047
Total operating net interest income	39,076	37,551	37,391	37,911	38,471	151,929	125,675
Total operating revenue	$47,021	$45,428	$46,402	$44,408	$42,201	$183,259	$141,722
Total non-interest expense	$35,306	$31,876	$30,357	$30,657	$45,076	$128,196	$144,432
Adjustments:
Merger related expense	(1,575)	—	—	—	(10,136)	(1,575)	(36,918)
Core deposit intangible amortization expense	(433)	(433)	(449)	(481)	(481)	(1,796)	(1,283)
Loan portfolio acquisition fees	(1,572)	—	—	—	—	(1,572)	—
Effect of branch lease termination agreement	—	195	—	—	(1,888)	195	(1,888)
Amortization of fixed asset fair value mark	(6)	(6)	(5)	(5)	(8)	(22)	(16)
Net adjustment	(3,586)	(244)	(454)	(486)	(12,513)	(4,770)	(40,105)
Total operating expense	$31,720	$31,632	$29,903	$30,171	$32,563	$123,426	$104,327

F - 9

Total loans	$4,613,931	$4,209,618	$4,072,067	$3,904,733	$3,897,866	$4,613,931	$3,897,866
Non-covered loans (1)	(1,448,435)	(1,255,618)	(1,356,259)	(1,510,264)	(1,658,594)	(1,448,435)	(1,658,594)
Total covered loans	$3,165,496	$2,954,000	$2,715,808	$2,394,469	$2,239,272	$3,165,496	$2,239,272
Allowance for loan losses	$33,887	$30,832	$28,856	$25,297	$24,809	$33,887	$24,809
Allowance for loan losses to total loans	0.73%	0.73%	0.71%	0.65%	0.64%	0.73%	0.64%
Allowance for loan losses to total covered loans	1.07%	1.04%	1.06%	1.06%	1.11%	1.07%	1.11%
(1) As required by GAAP, the Company recorded at fair value the loans acquired in the legacy United transaction. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

United Financial Bancorp, Inc. and Subsidiaries
Selected Interest Income/Expense and Yields/Costs
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended December 31, 2015
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$12,912	3.32%	$(784)	(0.23	) %	$13,696	3.55%
Commercial real estate	20,228	4.12	867	0.20		19,361	3.92
Construction	1,760	3.89	130	0.34		1,630	3.55
Commercial business	6,288	4.12	591	0.42		5,697	3.70
Installment and collateral	968	5.22	(86)	(0.49)		1,054	5.71
Certificates of deposit	3,902	0.96	(444)	(0.11)		4,346	1.07
Federal Home Loan Bank advances	1,805	0.90	(467)	(0.24)		2,272	1.14
Other borrowings	1,417	3.43	12	0.08		1,405	3.35
Tax-equivalent net interest margin	42,203	3.02	1,617			40,586	2.90

	Three Months Ended September 30, 2015
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$12,931	3.36%	$(729)	(0.22	) %	$13,660	3.58%
Commercial real estate	18,901	4.13	543	0.14		18,358	3.99
Construction	1,952	4.47	371	0.92		1,581	3.55
Commercial business	8,044	5.21	2,606	1.73		5,438	3.48
Installment and collateral	50	4.67	(4)	(0.35)		54	5.02
Certificates of deposit	3,363	0.84	(841)	(0.21)		4,204	1.05
Federal Home Loan Bank advances	1,276	0.73	(475)	(0.28)		1,751	1.01
Other borrowings	1,387	3.75	11	0.09		1,376	3.66
Tax-equivalent net interest margin	42,791	3.20	4,092			38,699	2.89

F - 11